SHARE EXCHANGE AGREEMENT

By and Among

TRIP TECH, INC.,

and

SKYACE GROUP LIMITED,

and

PIONEER CREATION HOLDINGS LIMITED

Dated as of August 12, 2008

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 12th day of August 2008, by and among TRIP TECH, INC., a Texas corporation (“Trip Tech”), SKYACE GROUP LIMITED, a British Virgin Islands investment holding company (“SkyAce”) and PIONEER CREATION HOLDINGS LIMITED, a British Virgin Islands company (the “Stockholder”), upon the following premises:

RECITALS:

WHEREAS, Trip Tech is a U.S. publicly held corporation with no significant operations; and

WHEREAS, SkyAce is a wholly-owned subsidiary of the Stockholder; and

WHEREAS, the Stockholder owns one hundred percent (100%) of the issued and outstanding shares of capital stock of SkyAce (the “SkyAce Shares”); and

WHEREAS, Trip Tech desires to acquire the SkyAce Shares in exchange for the issuance by Trip Tech to the Stockholder of Seventy-Six Million Nine Hundred Twenty-Five Thousand (76,925,000) newly-issued shares of Trip Tech’s common stock, par value $0.001 per share (“Trip Tech Common Stock”) and One Million (1,000,000) shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”) which are convertible into Thirty Million (30,000,000) shares of Common Stock on the terms and subject to the conditions as set forth herein (the “Exchange”); and

WHEREAS, the parties hereto intend for this transaction to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended.

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SKYACE

As an inducement to, and to obtain the reliance of Trip Tech, except as set forth in those schedules prepared by SkyAce which are attached and made a part hereto (the “SkyAce Schedules”), SkyAce hereby represents and warrants as of the date hereof (the “Closing Date”) as follows:

Section 1.01 Organization. SkyAce is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Item 1.01 of the SkyAce Schedules are complete and correct copies of the Memorandum and Articles of Association of SkyAce and SkyAce’s Certificate of Incorporation as in effect on the date hereof (together, the “SkyAce Charter”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the SkyAce Charter. SkyAce has taken all actions required by law, from its SkyAce Charter, or otherwise to authorize the execution and delivery of this Agreement. SkyAce has full power, authority, and legal right and has taken all action required by law, the SkyAce Charter, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Capitalization. The authorized capitalization of SkyAce consists of Fifty Thousand (50,000) ordinary shares of capital stock, par value $1.00 per share (“SkyAce Capital Stock”). There are Two (2) shares of SkyAce Capital Stock currently issued and outstanding. The issued and outstanding shares are legally issued, fully paid and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations. The following entities are subsidiaries of SkyAce: (a) Pentimillion Group Limited, a British Virgin Islands Company incorporated on July 5, 2006 (“Plentimillion”); and (b) Best Summit Enterprise Limited, a British Virgin Islands company incorporated on November 30, 2006 (“Best Summit”). Best Summit’s sole business is to act as a holding company for its wholly-owned subsidiary, Wallis Development Limited, a company organized under the laws of Hong Kong on December 9, 2006 (“Wallis”). The sole business of Wallis is to act as a holding company for its wholly-owned subsidiary, Beijing Huate Xingye Keji Co., Ltd., a company organized under the laws of the PRC on March 17, 2008 (“Beijing Huate”). Beijing Huate controls, through those certain contractual instruments set forth in Item 1.08 of the SkyAce Schedules, and is the primary beneficiary of, (a) Dalian Winland International Shipping Agency Co. Ltd., a Variable Interest Entity and a limited liability company duly established and validly existing under the laws of the People’s Republic of China (“Winland International”), (b) Dalian Winland International Logistics Co. Ltd., a Variable Interest Entity and a company organized under the laws of the PRC (“Winland Logistics”) and (c) Dalian Shipping Online Networks Co. Ltd., a Variable Interest Entity and a company organized under the laws of the PRC (“Shipping Online”). Winland International, Winland Logistics and Shipping Online are all jointly controlled by Li Honglin and Xue Ying, each of whom also own fifty percent (50%) of the Stockholder.

Beyond these entities, SkyAce does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation. For purposes hereinafter, the term “SkyAce” also includes Best Summit, Wallis, Beijing Huate, Winland International and Plentimillion.

Section 1.04 Financial Statements. (a) Included in Item 1.04(a) of the SkyAce Schedules are (i) the audited balance sheet of SkyAce as of December 31, 2007 and the related audited statements of operations, stockholders’ equity and cash flows for the periods ended December 31, 2007 and 2006 together with the notes to such statements (the “SkyAce Audited Financial Statements”) and the opinion of K.P. Cheng & Co., independent certified public accountants of SkyACe (“KPC”).]

(b) Included in Item 1.04(b) of the SkyAce Schedules are: (i) an unaudited balance sheet of SkyAce at March 31, 2008 and the related unaudited statements of operations, stockholders’ equity and cash flows for the period ended March 31, 2008 (together with the SkyAce Audited Financial Statements, the “SkyAce Financial Statements”); all such financial statements have been reviewed by KPC.

(c) All such SkyAce Financial Statements have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) consistently applied throughout the periods involved. The SkyAce balance sheets are true and accurate and present fairly as of their respective dates the financial condition of SkyAce. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, SkyAce had no other liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of SkyAce in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

(d) SkyAce has no liabilities with respect to the payment of any federal, state, county, local or other domestic or foreign taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable (if any).

(e) SkyAce has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) All of SkyAce’s assets are reflected in the Financial Statements, and, except as set forth in the Financial Statements or the notes thereto, SkyAce has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning SkyAce set forth in this Agreement and in the SkyAce Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06 Options or Warrants. Except as set forth in the Financial Statements, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued shares of capital stock of SkyAce.

Section 1.07 Absence of Certain Changes or Events. Since March 31, 2008:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of SkyAce;

(b) SkyAce has not (i) amended the SkyAce Charter; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) SkyAce has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

(d) Except as set forth in the Financial Statements, there are no material actions, suits, proceedings, or investigations pending or, to the knowledge of SkyAce after reasonable investigation, threatened by or against SkyAce or affecting SkyAce or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. SkyAce does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.08 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which SkyAce is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on Item 1.08 of the SkyAce Schedules. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than one (1) year after the date of this Agreement or (ii) involves aggregate obligations of at least One Hundred Thousand Dollars ($100,000).

(b) All contracts, agreements, franchises, license agreements, and other commitments to which SkyAce is a party or by which its properties are bound and which are material to the operations of SkyAce taken as a whole are valid and enforceable by SkyAce in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

(c) Except as included or described in the SkyAce Schedules or reflected in the most recent balance sheet in the Financial Statements, SkyAce is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of SkyAce.

Section 1.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which SkyAce is a party or to which any of its assets, properties or operations are subject.

Section 1.10 Compliance With Laws and Regulations. To the best of its knowledge, SkyAce has complied with all applicable foreign and domestic statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of SkyAce or except to the extent that noncompliance would not result in the occurrence of any material liability for SkyAce.

Section 1.11 Approval of Agreement. The Directors of SkyAce have unanimously authorized the execution and delivery of this Agreement by SkyAce and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Stockholder that the Exchange be accepted by the Stockholder.

Section 1.12 Valid Obligation. This Agreement and all agreements and other documents executed by SkyAce in connection herewith constitute the valid and binding obligation of SkyAce, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TRIP TECH

As an inducement to, and to obtain the reliance of SkyAce and the Stockholder, except as set forth in those schedules prepared by Trip Tech which are attached and made a part hereto (the “Trip Tech Schedules”), Trip Tech represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. Trip Tech is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Set forth in Item 2.01 of the Trip Tech Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of Trip Tech as in effect on the Closing Date (together, the “Trip Tech Charter”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Trip Tech Charter. Trip Tech has taken all action required by law, the Trip Tech Charter or otherwise to authorize the execution and delivery of this Agreement, and Trip Tech has full power, authority, and legal right and has taken all action required by law, the Trip Tech Charter or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. Trip Tech’s authorized capitalization consists of (a) One Hundred Million (100,000,000) shares of Trip Tech Common Stock, of which 30,182,278 shares were issued and outstanding immediately preceding the consummation of the Exchange and (b) Twenty Million (20,000,000) shares of preferred stock designated (“Preferred Stock”), none of which were issued or outstanding immediately preceding the consummation of the Exchange. All issued and outstanding shares of Trip Tech Common Stock are duly authorized, legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. Trip Tech does not have any predecessors or subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements.

(a) Set forth in Item 2.04(a) of the Trip Tech Schedules are (i) the audited balance sheets of Trip Tech as of February 29, 2008 and the related audited statements of operations, stockholders’ equity and cash flows for the year ended February 29, 2008 together with the notes to such statements and the opinion of Malone & Bailey, PC (“Malone”), independent certified public accountants of Trip Tech with respect thereto.

(b) Set forth in Item 2.04(b) of Trip Tech Schedules are: (i) an unaudited balance sheet of Trip Tech at May 31, 2008 and the related unaudited statements of operations, stockholders’ equity and cash flows for the three (3) ended May 31, 2008 and all such financial statements have been reviewed by Malone.

(c) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Trip Tech balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Trip Tech. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Trip Tech had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of Trip Tech, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

(d) Trip Tech has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e) Trip Tech has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from its inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) All of Trip Tech’s assets are reflected on its financial statements, and, except as set forth in the Trip Tech Schedules or the financial statements of Trip Tech or the notes thereto, Trip Tech has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(g) Trip Tech has no liabilities on the Closing Date.

Section 2.05 Information. The information concerning Trip Tech set forth in this Agreement and the Trip Tech Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Trip Tech.

Section 2.07 Absence of Certain Changes or Events. Since May 31, 2008:

(a) There has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Trip Tech;

(b) Trip Tech has not (i) amended the Trip Tech Charter, except for that certain Certificate of Correction filed on August 11, 2008 in order to clarify that the Company has One Hundred Million (100,000,000) shares of Common Stock and Twenty Million (20,000,000) shares of Preferred Stock authorized; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c) Trip Tech has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.08 Litigation and ProceedingsThere are no actions, suits, proceedings or investigations pending or threatened by or against Trip Tech or affecting Trip Tech or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Trip Tech has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts. Except as set forth in Item 2.09 of the Trip Tech Schedules:

(a) Trip Tech is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b) Trip Tech is not a party to or bound by, and the properties of Trip Tech are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) Trip Tech is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Trip Tech.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Trip Tech is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations. To the best of its knowledge, Trip Tech has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement. The Board of Directors of Trip Tech has authorized the execution and delivery of this Agreement by Trip Tech and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations. There exists no contract, agreement or arrangement between Trip Tech and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Trip Tech to own beneficially, five percent (5%) or more of the issued and outstanding common stock of Trip Tech and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the Closing Date. Neither any officer, director, nor five percent (5%) stockholder of Trip Tech has, or has had since inception of Trip Tech, any known interest, direct or indirect, in any such transaction with Trip Tech which was material to the business of Trip Tech. Trip Tech has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 Bank Accounts; Power of Attorney. Set forth in Item 2.14 of the Trip Tech Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Trip Tech within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Trip Tech, (b) all safe deposit boxes and other similar custodial arrangements maintained by Trip Tech within the past twelve (12) months, (c) the check ledger for the last twelve (12) months and (d) the names of all persons holding powers of attorney from Trip Tech or who are otherwise authorized to act on behalf of Trip Tech with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by Trip Tech in connection herewith constitute the valid and binding obligation of Trip Tech, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.16 Filings. Trip Tech has timely filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.17 OTCBB. Trip Tech’s Common Stock is traded on the Over-The-Counter Bulletin Board (“OTCBB”) and meets all requirements to be listed on the OTCBB.

Section 2.18 Correspondence with SEC. Except as set forth in Item 2.18 of the Trip Tech Schedules, Trip Tech has had no correspondence with the U.S. Securities & Exchange Commission (the “SEC”) relating to Trip Tech’s filings with the SEC.

Section 2.19  Sarbanes-Oxley Certifications. Trip Tech has made all certifications to the SEC required to date under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

Section 2.20 No Material Misstatements or Omissions. No filing made with the SEC (“SEC Documents”) at the time such filing was made, none of the materials provided to SkyAce and the Stockholder in connection with this Agreement and the transactions contemplated hereby and none of the representation and warranties made in this Agreement or any of the other transaction document in connection with this Agreement include any untrue statements of material fact, nor do the Company’s SEC Documents at the time of filing and none of the representations and warranties made in this Agreement or any other transaction document in connection with this Agreement omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Stockholder, by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the SkyAce Shares, constituting all of the shares of SkyAce Capital Stock, including voting power, of SkyAce. In exchange for the transfer of the SkyAce Shares by the Stockholder, Trip Tech shall issue to the Stockholder a share certificate representing Seventy-Six Million Nine Hundred Twenty-Five Thousand (76,925,000) shares of Trip Tech Common Stock (the “Common Shares”) and a share certificate representing One Million (1,000,000) shares of Preferred Stock which such Preferred Stock shall automatically convert into Thirty Million (30,000,000) shares of Common Stock in accordance with the terms of that certain Certificate of Designation of Series A Preferred Stock in the form of Exhibit C attached hereto. As a result of the exchange as contemplated herein, the Stockholder will beneficially own eighty-two and one quarter percent (82.25%) of the voting capital stock of Trip Tech on the Closing Date. On the Closing Date, the Stockholder shall surrender its certificate or certificates representing the SkyAce Shares to Trip Tech, Trip Tech’s counsel or Trip Tech’s registrar or transfer agent. Upon consummation of the transaction contemplated herein, all of the shares of SkyAce Capital Stock shall be held by Trip Tech. Upon consummation of the transaction contemplated herein (including, but not limited to, the cancellation of the shares set forth in Section 4.04 herein below), there shall be One Hundred Million (100,000,000) shares of Trip Tech Common Stock issued and outstanding and One Million (1,000,000) shares of Preferred Stock issued and outstanding.

Section 3.02 Anti-Dilution. The number of shares of Trip Tech Common Stock issuable upon exchange pursuant to Section 3.01 herein above shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Trip Tech Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

Section 3.03 Closing Events. On the Closing Date, Trip Tech, SkyAce and the Stockholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04 Termination. This Agreement may be terminated by (a) the Board of Directors of SkyAce only in the event that Trip Tech or SkyAce do not meet the conditions precedent set forth in Articles V and VI or (b) the Stockholder or the Board of Directors of SkyAce if Trip Tech fails to effect the Amendment (as defined in Section 4.08 herein) within sixty (60) calendar days from the date hereof. If this Agreement is terminated pursuant this Section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except as set forth herein below. In the event that this Agreement is terminated as a result of Trip Tech’s failure to effect the Amendment as set forth in subsection (b) herein above, Trip Tech shall be obligated to surrender the SkyAce Shares to the Stockholder immediately upon receipt of (i) written notice of the Stockholder or the Board of Directors of SkyAce demanding such surrender in the time and manner provided for in such written notice and (ii) the Common Shares and the Preferred Stock surrendered by the Stockholder to the Company.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. Trip Tech and SkyAce will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Trip Tech or SkyAce, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Trip Tech or SkyAce, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. On or prior to the Closing Date, SkyAce shall deliver to Trip Tech the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of SkyAce now in the possession of SkyAce or its representatives. Trip Tech shall deliver to SkyAce the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Trip Tech now in the possession of Trip Tech or its representatives.

Section 4.03 Third Party Consents and Certificates. Trip Tech and SkyAce hereby agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Cancellation of Shares Held By Principal Stockholder. Concurrent and simultaneous with the consummation of this Agreement on the Closing Date, Mr. Gene Thompson, Trip Tech’s principal stockholder (the “Principal Stockholder”) shall cancel 7,107,278 shares of Trip Tech Common Stock held by the Principal Stockholder.

Section 4.05 Designation of Directors and Officers. On the Closing Date, (a) Li Honglin shall be appointed to serve as a director of Trip Tech, effective immediately, (b) Li Honglin shall be appointed to serve as President of Trip Tech, effective immediately, (c) Xue Ying shall be appoint to serve as Chief Executive Officer and Secretary of Trip Tech, effective immediately, (d) Jing Yan shall be appointed to serve as Chief Financial Officer of Trip Tech, effective immediately, (e) Xue Ying, Xie Xiaoyan, Xiao Liwu, Xie Kewei, Si Zhaoqing and Michelle Sun shall be appointed to serve as directors of Trip Tech, with Li Honglin serving as Chairman of the Board, effective immediately, and (f) Mr. Gene Thompson shall resign from each of his officer and board positions of Trip Tech, effective immediately. . Trip Tech shall draft all necessary instruments to effect the appointments described in this Section 4.05.

Section 4.06 Indemnification.

(a) SkyAce hereby agrees to indemnify Trip Tech and each of the officers, agents and directors of Trip Tech as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.

(b) Trip Tech hereby agrees to indemnify SkyAce and each of the officers, agents, and directors of SkyAce and the Stockholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.

Section 4.07 The Acquisition of Trip Tech Common Stock. Trip Tech and SkyAce acknowledge and agree that the consummation of this Agreement including the issuance of the Trip Tech Common Stock and the Preferred Stock to the Stockholder (including, without limitation, those shares of Common Stock issuable upon conversion of the Preferred Stock) in exchange for the SkyAce Common Stock as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state statutes. Trip Tech and SkyAce agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, the Stockholder shall execute and deliver to Trip Tech the Investment Representation Letter in substantially the form of Exhibit A attached hereto.

(b) In connection with the transactions contemplated by this Agreement, Trip Tech and SkyAce shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the States where the Stockholder is domiciled or is otherwise required to file such notices, applications, reports or other instruments unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, SkyAce, the Stockholder, and Trip Tech shall execute and deliver to the other, at or prior to the Closing Date, such further letters of representation, acknowledgment, suitability, or the like as SkyAce, the Stockholder or Trip Tech and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that a legal opinion will be provided to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 4.08 Increase of Authorized Trip Tech Common Stock. Trip Tech hereby agrees to take all such actions required to be taken in order to amend its Articles of Incorporation to sufficiently increase the number of authorized shares of Trip Tech Common Stock, including, without limitation, obtaining the requisite stockholder and board approval in accordance with the Texas Business Corporation Act (the “Amendment”). Trip Tech agrees to use its best efforts to effect the Amendment within thirty (30) business days from the date hereof.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIP TECH

The obligations of Trip Tech under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by SkyAce and the Stockholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). SkyAce shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by SkyAce prior to or on the Closing Date. Trip Tech shall be furnished with a certificate, signed by a duly authorized executive officer of SkyAce and dated the Closing Date, to the foregoing effect.

Section 5.02 Officer’s Certificate. Trip Tech shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of SkyAce to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of SkyAce threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the SkyAce Schedules, by or against SkyAce, which might result in any material adverse change in any of the assets, properties, business, or operations of SkyAce.

Section 5.03 Good Standing. Trip Tech shall have received a certificate of good standing from the Registrar of Companies in the British Virgin Islands, dated as of a date within five (5) business days prior to the Closing Date certifying that SkyAce is in good standing as a limited company in the British Virgin Islands.

Section 5.04 Approval by Stockholder. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than one hundred percent (100%) of the outstanding SkyAce Capital Stock, including voting power, of SkyAce, unless a lesser number is agreed to by Trip Tech.

Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of SkyAce after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07 Other Items.

(a) Trip Tech shall have received a list containing the names, addresses, and number of shares held by each holder of capital stock in SkyAce as of the Closing Date, certified by an executive officer of SkyAce as being true, complete and accurate; and

(b) Trip Tech shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Trip Tech may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF SKYACE
AND THE STOCKHOLDER

The obligations of SkyAce and the Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Trip Tech in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Trip Tech shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Trip Tech. Prior to or on the Closing Date, Trip Tech shall furnish to SkyAce a certificate signed by a duly authorized officer of Trip Tech and dated the Closing Date, to the foregoing effect.

Section 6.02 Officer’s Certificate. SkyAce shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Trip Tech, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Trip Tech threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Trip Tech Schedules, by or against Trip Tech, which might result in any material adverse change in any of the assets, properties or operations of Trip Tech.

Section 6.03 Good Standing. SkyAce shall have received a certificate of good standing from the Secretary of State of Texas or other appropriate office, dated as of a date within five (5) business days prior to the Closing Date certifying that Trip Tech is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Trip Tech after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Legal Opinion. SkyAce shall have been furnished with a legal opinion from Trip Tech’s counsel in the form of Exhibit B hereto stating, among other things, that the transactions contemplated hereby are exempt from registration or qualification and that all presently issued and outstanding shares of Trip Tech Common Stock, and all shares of Trip Tech Common Stock which are being issued to the Stockholder pursuant to this Agreement on the date hereof, have been duly authorized, validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, have been issued in compliance with applicable securities laws and regulations.

Section 6.07 Certificate of Designation. Trip Tech shall have filed with the Secretary of State of the State of Texas the Certificate of Designations of Series A Preferred Stock in the form of Exhibit C hereto.

Section 6.08 Other Items. SkyAce shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as SkyAce may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers. Trip Tech and SkyAce agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Trip Tech and SkyAce each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of State law, with the laws of the State of Delaware. Venue for all matters shall be in Miami, Florida, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to SkyAce, to:	SkyAce Group Limited
305 Zhongshan Road
Shahekou District 116021
Dalian, China
Attention: Li Honglin
Telephone: 86-411-39660000
Facsimile: 86-411-39660007

With copies to:	K&L Gates LLP
Wachovia Financial Center
200 South Biscayne Blvd., Suite 3900
Miami, FL 33131
Attention: Clayton E. Parker, Esq.
Telephone (305) 539-3300
Facsimile: (305) 358-7095

If to Stockholder, to:	Pioneer Creation Holdings Limited
305 Zhongshan Road
Shahekou District 116021
Dalian, China
Attention: Li Honglin
Telephone: 86-411-39660000
Facsimile: 86-411-39660007

If to Trip Tech, to:	Trip Tech, Inc.
12841 Jones Road
Suite 208
Houston, Texas 77070
Attention: Gene Thompson
Telephone: (614) 306-2938
Facsimile: (205) 449-9747

With copies to:	Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Attention: Gregg E. Jaclin, Esq.
Telephone: (732) 409-1212
Facsimile: (732) 577-1188

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.08 Recitals. The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 7.09 Third Party Beneficiaries. This contract is strictly between Trip Tech, the Stockholder and SkyAce, and, except as specifically provided, no director, officer, stockholder (other than the Stockholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.10 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of Trip Tech, the Stockholder and SkyAce will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby. Furthermore, upon the consummation of the Exchange, Trip Tech will not be responsible for the legal, accounting and other professional fees incurred by Trip Tech prior to the Closing Date.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.15 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[Signature Page To Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

TRIP TECH, INC.

By:	/s/ Gene Thompson
Name: Gene Thompson
Title: Sole Officer and Sole Director

SKYACE GROUP LIMITED

By:	/s/ Li Honglin
Name: Li Honglin
Title: Director

The undersigned Stockholder of SkyAce hereby agrees to participate in the Exchange on the terms set forth above. Subject to Section 7.11 above, the undersigned hereby represents and affirms that it has read each of the representations and warranties of SkyAce set out in Article I hereof and that, to the best of its knowledge, all of such representations and warranties are true and correct.

PIONEER CREATION HOLDINGS LIMITED

By:	/s/ Li Honglin
Name: Li Honglin
Title: Director

SKYACE SCHEDULES

Item 1.01	Memorandum and Articles of Association of SkyAce Holdings Limited

Please see Annex A attached hereto.

Certificate of Incorporation of SkyAce Holdings Limited

Please see Annex B attached hereto.

Item 1.04(a)	Audited Financial Statements of SkyAce for the fiscal year ended December 31, 2007

Please see Annex C attached hereto.

Item 1.04(b)	Unaudited Financial Statements of SkyAce for the period ended March 31, 2008

Please see Annex D attached hereto.

Item 1.08	Material Contacts

Please see Annex E attached hereto.

TRIP TECH SCHEDULES

Item 2.01	Articles of Incorporation (as amended) and Bylaws

Please see Annex F and Annex G attached hereto.

Item 2.04(a)	Audited Financial Statements of Trip Tech for the fiscal year ended February 29, 2008

Please see Annex H attached hereto.

Item 2.04(b)	Unaudited Consolidated Financial Statements of Trip Tech for the period ended May 31, 2008

Please see Annex I attached hereto.

Item 2.09	Material Contracts

None.

Item 2.14	Bank Accounts; Powers of Attorney

None.

Item 2.18	Correspondence with SEC

Please see Annex J attached hereto.

EXHIBIT A

FORM OF INVESTMENT LETTER

The Board of Directors of Trip Tech, Inc.

Re: Purchase of Shares of Common Stock and Preferred Stock of Trip Tech, Inc.

Gentlemen:

In connection with the acquisition by the undersigned of Seventy-Six Million Nine Hundred Twenty-Five Thousand (76,925,000) shares of common stock of Trip Tech, Inc., par value $0.001 per share and One Million (1,000,000) shares of preferred stock of Trip Tech, Inc., par value $0.001 per share which shall automatically convert into Thirty Million (30,000,000) shares of common stock (collectively, the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (“Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain State statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act. It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the Securities can only be effected in transactions which are not considered distributions. Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, whether the holder is an affiliate of the issuer, whether the issuer is or has ever been a shell company and limitations on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in the new Rule 144 provisions promulgated under the Securities Act and made effective as of February 15, 2008.

A-1

Trip Tech, Inc.
Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under Section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that Rule; the issuer is under no obligation to the undersigned to make Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with Regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the U.S. Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated: _________________
Li Honglin for and on behalf of Pioneer Creation Holdings Limited

A-2

EXHIBIT B

[FORM OF LEGAL OPINION]

EXHIBIT C

[FORM OF CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK]

ANNEX A

[MEMORANDUM AND ARTICLES OF ASSOCIATION OF SKYACE GROUP LIMITED]

ANNEX B

[CERTIFICATE OF INCORPORATION OF SKYACE GROUP LIMITED]

ANNEX C

[AUDITED FINANCIAL STATEMENTS OF SKYACE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007]

ANNEX D

[UNAUDITED FINANCIAL STATEMENTS OF SKYACE FOR THE PERIOD ENDED MARCH 31, 2008]

ANNEX E

[LIST OF MATERIAL CONTRACTS OF SKYACE GROUP LIMITED]

ANNEX F

[ARTICLES OF INCORPORATION OF TRIP TECH]

ANNEX G

[BYLAWS OF TRIP TECH]

ANNEX H

[AUDITED FINANCIAL STATEMENTS OF TRIP TECH FOR THE FISCAL YEAR ENDED FEBRUARY 29, 2008]

ANNEX I

[UNAUDITED FINANCIAL STATEMENTS OF TRIP TECH FOR THE PERIOD ENDED MAY 31, 2008]

ANNEX J

[TRIP TECH CORRESPONDENCE WITH THE SEC]

B-1

EXHIBIT C

FORM OF CERTIFICATE OF CORPORATE RESOLUTIONS
DESIGNATING
SERIES A PREFERRED STOCK
OF
TRIP TECH, INC.,
A TEXAS CORPORATION

Trip Tech, Inc., a Texas corporation (the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board”) on August __, 2008, as required by Section 21.155 of the Texas Business Organizations Code:

WHEREAS, the Board desires to approve the designation of Series A convertible preferred stock, having a par value of $0.001 per share (the “Series A Preferred Stock”), to consist of up to One Million (1,000,000) shares, and fix the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of such Series A Preferred Stock; it is hereby

RESOLVED, that pursuant to the authority granted to the Board in accordance with the provisions of the Corporation’s Certificate of Formation, the Board hereby designates and fixes the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of Series A Preferred Stock as follows:

Series A Preferred Stock:

Section 1. Designation and Amount:

The shares of such series shall be designated as “Series A Preferred Stock” having a par value of $0.001 per share and the number of shares constituting the Series A Preferred Stock is and shall be One Million (1,000,000) shares.

Section 2. Voting Rights:

Except as otherwise required by law, the holder of Series A Preferred Stock, on an “as converted” basis as of the time a vote is taken, and the holders of Common Stock shall vote together and not as separate classes. The holder of Series A Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

Section 3. Right to Convert:

At any time on or after the date that the Corporation increases the amount of authorized Common Stock to such number that is equal to or greater than One Hundred Thirty Million (130,000,000), the holder of Series A Preferred Stock shall have the option of converting all of its One Million (1,000,000) shares of Series A Preferred Stock into Thirty Million (30,000,000) shares of Common Stock (the "Conversion"). In the event of a liquidation, dissolution or winding up of the Corporation, these Conversion rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

Section 4. Liquidation, Dissolution or Winding Up:

Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of the shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holder of the shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to ten (10) times the aggregate to be distributed per share to the holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in the proportion to the total amount to which the holders of all such shares are entitled upon liquidation, dissolution or winding up.

Section 5. Consolidation, Merger, etc.:

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in such case each share of Series A Preferred Stock shall at the same time be similarly exchanged into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged..

Section 6. No Redemption:

The shares of Series A Preferred Stock shall not be redeemable.

Section 7. Rank:

The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, senior to all series of any other class of the Corporation’s preferred and Common Stock.

Section 8. Amendment:

The Corporation’s Certificate of Formation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, this Certificate is executed on behalf of the Corporation by its Chairman of the Board this __th day of August, 2008.

GENE THOMPSON

ANNEX E

MATERIAL CONTRACTS OF SKYACE

I.  SERVICE AGREEMENTS AND RELATED TRANSACTION DOCUMENTS

1.  Exclusive Technology Consultation Service Agreement, dated March 31, 2008, by and among Beijing Huate Xingye Keji Co. Ltd. and Winland International

2.  Exclusive Technology Consultation Service Agreement, dated March 31, 2008, by and among Beijing Huate Xingye Keji Co. Ltd. and Winland Logistics

3.  Exclusive Technology Consultation Service Agreement, dated March 31, 2008, by and among Beijing Huate Xingye Keji Co. Ltd. and Shipping Online

4.  Exclusive Equity Interest Purchase Agreement, dated March 31, 2008, by and among Wallis Development Limited, Dalian Winland International Shipping Agency Co., Ltd. and Dalian Winland Group Co., Ltd.

5. Exclusive Equity Interest Purchase Agreement, dated March 31, 2008, by and among Wallis Development Limited, Dalian Winland International Shipping Agency Co., Ltd. and Dalian Weihang Logistic Agent Co., Ltd.

6. Exclusive Equity Interest Purchase Agreement, dated March 31, 2008, by and among Wallis Development Limited, Dalian Winland International Shipping Agency Co., Ltd. and Dalian Winland Shipping Co., Ltd.

7. Exclusive Equity Interest Purchase Agreement, dated March 31, 2008, by and between Wallis Development Limited, Dalian Winland International Logistics Co., Ltd. and Dalian Winland Group Co., Ltd.

8. Exclusive Equity Interest Purchase Agreement, dated March 31, 2008, by and between Wallis Development Limited, Dalian Winland International Logistics Co., Ltd. and Dalian Winland Shipping Co., Ltd.

9. Exclusive Equity Interest Purchase Agreement, dated March 31, 2008, by and between Wallis Development Limited, Dalian Winland International Logistics Co., Ltd. and Dalian Winland International Shipping Agency Co., Ltd.

10. Exclusive Equity Interest Purchase Agreement, dated March 31, 2008, by and among Wallis Development Limited, Dalian Shipping Online Network Co., Ltd. and Li Honglin

11. Exclusive Equity Interest Purchase Agreement, dated March 31, 2008, by and among Wallis Development Limited, Dalian Shipping Online Network Co., Ltd. and Xue Ying

12. Equity Interest Pledge Agreement, dated March 31, 2008, by and between Beijing Huate Xingye Keji Co. Ltd. and Dalian Winland Group Co.

13. Equity Interest Pledge Agreement, dated March 31, 2008, by and between Beijing Huate Xingye Keji Co. Ltd. and Dalian Winland Shipping Co., Ltd.

14. Equity Interest Pledge Agreement, dated March 31, 2008, by and between Beijing Huate Xingye Keji Co. Ltd. and Dalian Weihang Logistic Agent Co., Ltd.

15. Equity Interest Pledge Agreement, dated March 31, 2008, by and between Beijing Huate Xingye Keji Co. Ltd. and Dalian Winland International Logistics Co., Ltd.

16. Equity Interest Pledge Agreement, dated March 31, 2008, by and between Beijing Huate Xingye Keji Co. Ltd. and Dalian Winland Group Co.

17. Equity Interest Pledge Agreement, dated March 31, 2008, by and between Beijing Huate Xingye Keji Co. Ltd. and Winland Shipping Co., Ltd.

18. Equity Interest Pledge Agreement, dated March 31, 2008, by and between Beijing Huate Xingye Keji Co. Ltd. and Li Honglin

19. Equity Interest Pledge Agreement, dated March 31, 2008, by and between Beijing Huate Xingye Keji Co. Ltd. and Xue Ying

20. Powers of Attorney, dated March 31, 2008, executed by Dalian Winland Group Co., Ltd., Dalian Winland Shipping Co., Ltd. and Dalian Weihang Logistic Agent Co., Ltd. in favor of Beijing Huate Xingye Keji Co. Ltd. For Dalian Winland International Shipping Agency Co., Ltd.

21. Powers of Attorney, dated March 31, 2008, executed by Dalian Winland Group Co., Ltd., Dalian Winland Shipping Co., Ltd. and Dalian Winland International Shipping Agency Co., Ltd. in favor of Beijing Huate Xingye Keji Co. Ltd. for Dalian Winland International Logistics Co., Ltd.

22. Powers of Attorney, dated March 31, 2008, executed by Li Honglin and Xue Ying in favor of Beijing Huate Xingye Keji Co. Ltd. and Dalian Shipping Online Network Co., Ltd.

II.  LOAN AGREEMENTS:

Borrower	Lender	Amount	Term	Commencement	Expiration Date	Interest	Payment Period
Treasury Way Shipping Co., Ltd	Dialease Maritime S.A.	$4,200,000.00	6 Years	21-Jul-06	20-Jul-12	1.75%+libor	Monthly
Winland dalian Shipping S.A.	Dialease Maritime S.A.	$12,670,000.00	6 Years	01-Aug-05	31-Jul-11	1.75%+libor	Monthly
Winland Shipping Co., Ltd.	Nanyang Commercial Bank	$1,000,000.00	1 Year	18-Dec-07	19-Dec-08	2.5%+Libor	Every 3 Month

III. LEASE AGREMENTS:

Lessee	Lessor	Amount (US$)	Term	Commencement	Expiration	Rate (US$/Day)	Payment Period
Winland Shipping Co., Ltd.	Win Grace Shipping Co. Ltd.	$4,202,100.00	5 Years	13-Nov-03	13-Nov-08	2,300	Monthly
Winland Shipping Co., Ltd.	Win Moony Shipping Co. Ltd.	$4,202,100.00	5 Years	08-Dec-03	08-Dec-08	2,300	Monthly